Ex. 99.28(h)(16)(v)

EXECUTION

THIRD AMENDMENT TO PARTICIPATION AGREEMENT

This AMENDMENT (the “Amendment”) to the Participation Agreement (the “Agreement”), dated January 31, 2012, as amended April 27, 2015, September 25, 2017, and August 13, 2018, by and among JACKSON VARIABLE SERIES TRUST (formerly, Curian Variable Series Trust) (“JVST”), a business trust organized under the laws of the Commonwealth of Massachusetts, on behalf of itself or its separate series listed on Schedule A thereto, severally and not jointly (each, an “Investing Fund”), and iShares Trust and iShares U.S. ETF Trust, business trusts organized under the laws of the State of Delaware, and iShares, Inc. and iShares U.S. ETF Company, Inc., corporations organized under the laws of the State of Maryland, each on behalf of its respective iShares series, severally and not jointly (each an “iShares Fund” and collectively, the “iShares Funds”), is made and entered into as of April 27, 2020.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Boards of Trustees of Jackson Variable Series Trust and JNL Series Trust have approved the redomiciliation of the JNL iShares Tactical Growth Fund, the JNL iShares Tactical Moderate Fund, and the JNL iShares Tactical Moderate Growth Fund each a fund of Jackson Variable Series Trust, as previously outlined on Amended and Restated Schedule A, into a new fund of JNL Series Trust with the same name;

WHEREAS, the parties have agreed to amend the Agreement as set forth below:

1)
to replace Jackson Variable Series Trust with JNL Series Trust as a party such that JNL Series Trust shall be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement; and

2)	to update Schedule A, dated April 27, 2020, attached hereto.

NOW THEREFORE, in consideration of the foregoing and the potential benefits to the Investing Funds and the iShares Funds arising out of the Investing Funds’ investments in iShares Funds, the parties agree as follows.

1.	Amendment of Agreement

This Amendment hereby amends and revises the Agreement to incorporate the changes provided for herein.  Except as expressly provided for in this Amendment, the Agreement shall remain unchanged and in full force and effect.  The term “Agreement”, as used in the Agreement and in all other instruments and agreements executed thereunder, shall for all purposes refer to the Agreement as amended hereby.

EXECUTION

2.	Additional Investing Funds

Schedule A of the Agreement is hereby amended and restated as shown on the attached Amended and Restated Schedule A, and the term “Investing Funds” is hereby defined to include all of the Investing Funds listed on the attached Amended and Restated Schedule A.  All of the terms and provisions of the Agreement shall inure to the benefit of, and be binding upon, the Investing Funds only with respect to the Investing Funds’ investment in the iShares Funds.

3.	Amendments to the Agreement

With the exception of Amended and Restated Schedule A hereto, which may be amended from time to time by the Investing Party upon written notice to the iShares Funds, and the contact information listed in Section 5 of the Agreement, which may be changed from time to time by either party upon written notice to the other party, the parties may amend the Agreement only by a written agreement signed by the party against whom enforcement of the amendment is sought.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

JNL SERIES TRUST
Each of the Investing Funds listed on Schedule A to the Agreement, as amended hereby, severally and not jointly, on behalf of itself or each of its series.

Kelly L. Crosser	/s/ Kelly L. Crosser
Print Name of Authorized Signer	Signature

April 17, 2020
Date

iSHARES TRUST, iSHARES U.S. ETF TRUST, iSHARES INC., and iSHARES U.S. ETF COMPANY, INC., on behalf of each of its series

Paul Lohrey	/s/ Paul Lohrey
Print Name of Authorized Signer	Signature

April 16, 2020
Date

EXECUTION
Amended and Restated Schedule A
List of Funds – Investing Funds
Dated April 27, 2020

JNL iShares Tactical Growth Fund
JNL iShares Tactical Moderate Fund
JNL iShares Tactical Moderate Growth Fund